UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2020

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Class A Stock, par value $0.01 per share	BPYU	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPYUP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 6, 2020 Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at June 30, 2020 and December 31, 2019.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2020	December 31, 2019
	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$3,725,551	$3,659,595
Buildings and equipment	14,262,736	14,020,589
Less accumulated depreciation	(2,787,621)	(2,569,911)
Construction in progress	207,938	160,443
Net property and equipment	15,408,604	15,270,716
Investment in Unconsolidated Real Estate Affiliates	4,495,267	4,634,292
Net investment in real estate	19,903,871	19,905,008
Cash and cash equivalents	209,689	197,829
Accounts receivable, net	517,209	234,928
Notes receivable	42,041	76,310
Deferred expenses, net	173,375	188,591
Prepaid expenses and other assets	746,888	745,060
Deferred tax assets, net	623,022	625,660
Total assets	$22,216,095	$21,973,386
Liabilities:
Mortgages, notes and loans payable	$16,600,275	$15,902,894
Investment in Unconsolidated Real Estate Affiliates	130,958	125,565
Accounts payable and accrued expenses	1,006,741	1,027,130
Dividend payable	21	21
Junior subordinated notes	206,200	206,200
Total liabilities	17,944,195	17,261,810
Redeemable equity interests	1,172,745	1,354,234
Redeemable noncontrolling interests	61,837	62,235
Total redeemable interests	1,234,582	1,416,469
Equity:
Total stockholders' equity	1,578,756	1,762,367
Noncontrolling interests	1,458,562	1,532,740
Total equity	3,037,318	3,295,107
Total liabilities, redeemable interests and equity	$22,216,095	$21,973,386

The following is the Company’s income statement for the three and six months ended June 30, 2020 and June 30, 2019.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$341,073	$314,239	$692,902	$637,259
Management fees and other corporate revenues	26,565	38,050	61,903	79,238
Other	6,827	8,743	23,290	20,918
Total revenues	374,465	361,032	778,095	737,415
Operating Expenses:
Real estate taxes	48,656	42,374	96,463	83,229
Property maintenance costs	6,414	6,335	15,560	16,396
Marketing	1,641	921	2,405	1,825
Other property operating costs	37,262	41,076	87,083	84,498
Property management and other costs	57,524	59,247	118,499	115,301
General and administrative	5,002	5,320	9,892	10,733
Costs related to the BPY Transaction	—	840	—	9,179
Provision for impairment	71,455	184,347	71,455	184,347
Depreciation and amortization	162,896	118,382	320,242	237,181
Total operating expenses	390,850	458,842	721,599	742,689
Interest and dividend income	763	2,891	3,859	11,313
Interest expense	(163,964)	(158,845)	(342,766)	(313,551)
Gain on extinguishment of debt	14,320	—	14,320	—
Loss from changes in control of investment properties and other, net	(15,433)	—	(15,433)	—
Loss before income taxes, equity in loss of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	(180,699)	(253,764)	(283,524)	(307,512)
Benefit from (provision for) income taxes	6,640	(3,503)	1,212	(7,953)
Equity in loss of Unconsolidated Real Estate Affiliates	(56,426)	(7,838)	(61,269)	(15,711)
Unconsolidated Real Estate Affiliates - (loss) gain on investment, net	(1,120)	—	11,527	104,354
Net loss	(231,605)	(265,105)	(332,054)	(226,822)
Allocation to noncontrolling interests	22,555	37,885	41,177	31,252
Net loss attributable to Brookfield Property REIT Inc.	$(209,050)	$(227,220)	$(290,877)	$(195,570)

Item 7.01	Regulation FD Disclosure.

The Company’s board of directors has authorized the repurchase of up to the greater of 5% of the shares of Class A Stock that are issued and outstanding or 10% of the Class A Stock public float over the next 12 months as market conditions and the Company’s liquidity warrant. Repurchases may be made through open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares and pursuant to Rule 10b5-1 of the Securities Act, from time to time as permitted by applicable securities laws and other legal requirements.

The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

August 6, 2020	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary